EXHIBIT 32.1
Chief Executive Officer Certification
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
     In connection with the annual report of Capitol Bancorp Ltd. (the “Company”) on Form 10-K (the “Form 10-K”) for the year ended December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof, I, Joseph D. Reid, the Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
1.	The Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.	The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 14, 2006
/s/ Joseph D. Reid Joseph D. Reid
Chief Executive Officer
The foregoing certification (i) accompanies the filing and is being furnished solely pursuant to 18 U.S.C. § 1350, (ii) will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, and (iii) will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Capitol Bancorp Ltd. and will be retained by Capitol Bancorp Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.